UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2013

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of December 11, 2013, the Compensation Committee of the Board of Directors of Vitamin Shoppe, Inc. (the “Company”) terminated The Vitamin Shoppe Deferred Compensation Plan (the “Plan”). Prior to its termination, the Plan provided selected key employees and non-employee directors an opportunity to defer certain elements of their compensation. The Plan also authorized certain Company contributions, although none have been made under the Plan. As required by Section 409A of the Internal Revenue Code of 1986, all participants in the Plan, including the two executives listed below, will receive a single, lump sum payout of the full balance of their respective accounts as of a final payment date selected by the Company that is no earlier than twelve months, and no later than twenty four months, after the Plan termination date. Until the final payment date, the Plan will continue to operate in the ordinary course, except that no new deferrals or Company contributions will be credited to participants under the Plan. As of the Plan termination date, the following named executive officers had the following account balances under the Plan:

Name and Title	Account Balance
Richard L. Markee, Executive Chairman and Chairman of the Board of Directors	$951,410.72
Anthony N. Truesdale, Chief Executive Officer	$725,207.44

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: December 18, 2013	By	/s/ Jean Frydman
Name: Jean Frydman
Title: Senior Vice President, General Counsel and Corporate Secretary

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